                                                                 EXHIBIT (h)(21)


                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                        ING PILGRIM INVESTMENTS, LLC* ,
                       AELTUS INVESTMENT MANAGEMENT, INC.
                                       AND
                             PILGRIM EQUITY TRUST**


                            OPERATING EXPENSE LIMITS

                          EFFECTIVE AS OF MAY 24, 2002


This Agreement relates to the following Funds:


                                       GUARANTY                       MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                          MATURITY DATE              (AS A PERCENTAGE OF AVERAGE NET ASSETS)***
------------                          -------------              ------------------------------------------
                                                            Class A         Class B        Class C       Class Q
                                                            -------         -------        -------       -------
ING Principal Protection Fund        October 11, 2006        1.75%           2.50%          2.50%         1.75%
ING Principal Protection Fund II     January 31, 2007        1.75%           2.50%          2.50%         1.75%
ING Principal Protection Fund III      June 5, 2007          1.75%           2.50%          2.50%         1.75%
ING Principal Protection Fund IV     October 8, 2007         1.75%           2.50%          2.50%         1.75%


Approved by the Board of Trustees on May 9, 2001 for ING Principal Protection Fund; on November 2, 2001 for ING Principal Protection Fund II; on February 26, 2002 for ING Principal Protection Fund III; and on May 24, 2002 for ING Principal Protection Fund IV.

----------

*     Merged into ING Investments, LLC as of March 1, 2002.

**    Renamed ING Equity Trust as of March 1, 2002.

*** Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in paragraphs 4 and 5.4.

                                                                        ________
                                                                           HE





                                      -2-